FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this "Amendment") is made as of the 16th day of May, 2016, by 100 Discovery Park DE, LLC, a Delaware limited liability company (as successor in interest to TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust) ("Landlord"), and Genocea Biosciences, Inc., a Delaware corporation ("Tenant").

Recitals

A.Landlord and Tenant are parties to a Lease dated as of July 3, 2012, (the "Lease"), pursuant to which Landlord has leased to Tenant 23,666 leasable square feet of space on the fifth floor of the building located at and commonly known as Building 100, Cambridge Discovery Park, Cambridge, Massachusetts. All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B.Landlord and Tenant desire to amend the Lease to extend the Lease Term for three years beyond February 28, 2017, to February 29, 2020, on and subject to the terms and conditions set forth below.

Statement of Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Extension of Term. The term of the Lease is extended for three years beyond February 28, 2017 to February 29, 2020.

2.	Base Rent. Effective as of March 1, 2017, the Base Rent shall be as follows:

PERIOD	ANNUAL RATE	MONTHLY RATE	PSF RATE
March 1, 2017 through February 28, 2018	$1,183,300.00	$98,608.33	$50.00
March 1, 2018 through February 28, 2019	$1,212,882.50	$101,073.54	$51.25
March 1, 2019 through February 29, 2020	$1,242,465.00	$103,538.75	$52.50

3.Specific Amendments of Lease. In furtherance of the above provisions of this Amendment, the Lease is amended as follows:

a.Item 5. Item 5 of the Summary of Basic Terms of the Lease is deleted in its entirety and replaced with the following:

"5. Lease Term: From March 1, 2014 through February 29, 2020."

b.Item 9. Item 9 of the Summary of Basic Terms of the Lease is deleted in its entirety and replaced with the following:

"9. Base Rent. Base Rent shall be as follows:

"PERIOD	ANNUAL RATE	MONTHLY RATE	PSF RATE
March 1, 2014 through August 31, 2014	$740,000.00	$61,666.67	$40.00
September 1, 2014 through February 28, 2015	$946,640.00	$78,886.67	$40.00
March 1, 2015 through February 29, 2016	$982,139.00	$81,844.92	$41.50
March 1, 2016 through February 28, 2017	$1,017,638.00	$84,803.17	$43.00
March 1, 2017 through February 28, 2018	$1,183,300.00	$98,608.33	$50.00
March 1, 2018 through February 28, 2019	$1,212,882.50	$101,073.54	$51.25
March 1, 2019 through February 29, 2020"	$1,242,465.00	$103,538.75	$52.50

c.Item 13B. Item 13B of the Summary of Basic Lease Terms is amended by deleting the Landlord's address in the Landlord's Address for Notices and substituting the following therefor:
"13B. Landlord's Address for Notices.

100 Discovery Park DE, LLC
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Attention: Robert A. Schlager
Telephone: (781) 707-4000; Fax: (781) 707-4001

With a copy to:

Mark R. DiOrio, Esquire
The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Telephone: (781) 707-4000; Fax: (781) 707-4001"

and

Vorys, Sater, Seymour and Pease LLP
301 E. Fourth Street, Suite 3500
Cincinnati, OH 45202
Attn: Charles C. Bissinger, Jr., Esq.
Telephone: (513) 723-4000; Fax: (513) 723-4056

d.Definitions. The definitions of "Lease Term" and "Landlord" in Article I of the Lease are deleted in their entirety and the following are respectively substituted in place thereof in each instance:

"Lease Term" means the period beginning at 12:01 a.m. on March 1, 2014 and ending at 11:59 p.m. on February 29, 2020."

"Landlord" means 100 Discovery Park DE, LLC, a Delaware limited liability company, its successor and assigns.

e.Section 2.4 Lease Term.    Section 2.4 of the Lease is deleted in its entirety and replaced with the following:

"Section 2.4. Lease Term: The Lease Term shall commence at 12:01 A.M. on March 1, 2014 and shall end at 11:59 P.M. on February 29, 2020."

4.Condition of Premises. Tenant accepts the Premises "as is", and Landlord shall have no obligation whatsoever to make any improvements, modifications or alterations to the Premises by reason of the extension of the Lease

Term contemplated by this Amendment.

5.Brokers. Each of Landlord and Tenant represents to the other that it has not dealt with any person in connection with this Amendment other than officers or employees of Landlord and Jones Lang LaSalle. Tenant shall indemnify and save Landlord harmless from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation by Tenant. Landlord shall indemnify and save Tenant harmless from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation by Landlord. Landlord shall pay the brokerage commission owing to Jones Lang LaSalle in connection with this Amendment in accordance with a separate agreement.

6.Inconsistencies; Continuing Effect of Lease. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

7.Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:
100 DISCOVERY PARK DE, LLC

/s/ Robert A. Schlager
Robert A. Schlager
Treasurer

TENANT:
GENOCEA BIOSCIENCES, INC.

/s/ Jonathan Poole
Jonathan Poole
CFO